CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a self-managed fully integrated real estate investment trust that primarily
Common Shares	owns, manages and redevelops high quality retail properties which we refer to as Community Centered
Properties®. As of September 30, 2018, we wholly-owned 57 Community Centered Properties® with
57 Community Centers	approximately 4.8 million square feet of gross leasable area, located in six of the top markets in the United States in
4.8 Million Sq. Ft. of gross	terms of population growth: Austin, Chicago, Dallas-Fort Worth, Houston, Phoenix and San Antonio.
leasable area	Headquarted in Houston, Texas, we were founded in 1998. We also owned a majority interest in and managed 14
1,347 tenants	properties with approximately 1.5 million square feet of gross leasable area through our investment in Pillarstone
Capital REIT Operating Partnership LP (“Pillarstone OP”).

6 Top Growth Markets	We focus on value creation in our properties, as we market, lease and manage our properties. We invest in
Austin	properties that are or can become Community Centered Properties® from which our tenants deliver needed services
Chicago	to the surrounding community. We focus on properties with smaller rental spaces that present opportunities for
Dallas-Fort Worth	attractive returns.
Houston
Phoenix	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their
San Antonio	respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional
Fiscal Year End	commercial real estate operators. We value diversity on our team and maintain in-house leasing, property
12/31	management, marketing, construction and maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.
Common Shares &
Units Outstanding*:	We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants,
Common Shares: 39.8 Million	medical, educational and financial services and entertainment. These tenants tend to occupy smaller spaces (less
Operating Partnership Units:	than 3,000 square feet) and, as of September 30, 2018 provided a 48% premium rental rate compared to our larger
0.9 Million	space tenants. The largest of our 1,347 tenants at our wholly-owned properties comprised only 3.0% of our annualized base rental revenues for the three months ended September 30, 2018.
Distribution (per share / unit):
Quarter: $ 0.2850	Investor Relations:
Annualized: $ 1.1400	Whitestone REIT			ICR Inc.
Dividend Yield: 8.3%**	Kevin Reed, Director of Investor Relations			Brad Cohen
	2600 South Gessner, Suite 500, Houston, Texas 77063			203.682.8211
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
Nandita V. Berry	website: www.whitestonereit.com
Donald F. Keating
Najeeb A. Khan	Analyst Coverage:
Paul T. Lambert	B. Riley FBR	Boenning & Scattergood	JMP Securities	Ladenburg Thalmann
Jack L. Mahaffey	Craig Kucera	Merrill Ross	Mitch Germain	Daniel P. Donlan
James C. Mastandrea	540.277.3366	610.862.5328	212.906.3546	212.409.2056
David F. Taylor	ckucera@brileyfbr.com	mross@boenninginc.com	mgermain@jmpsecurities.com	ddonlan@ladenburg.com
Trustee Emeritus:
Daniel G. DeVos	Maxim Group	SunTrust Robinson Humphrey
	Michael Diana	Ki Bin Kim, CFA
* As of October 30, 2018	212.895.3641	212.303.4124
** Based on common share price	mdiana@maximgrp.com	kibin.kim@suntrust.com
of $13.79 as of close of market on
October 30, 2018.

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

Whitestone REIT Reports Third Quarter 2018 Results

- Operating Portfolio Occupancy Increases 180 Basis Points from the Prior Year Quarter to 91.9% -
- G&A Costs, as a Percentage of Revenue, Improve 150 Basis Points from the Prior Year Quarter -
- Leasing Volume of 313,849 SF and $28.9 Million in Total Lease Value -
- GAAP Rental Rates on Leases Signed in the Quarter Grow 15.5% on New and Renewal Leases -
- Disposition of Legacy Houston Retail Center at a 6.7% Cap Rate -

HOUSTON, October 31, 2018 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced operating and financial results for the quarter ended September 30, 2018. Whitestone is a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “E-Commerce Resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the communities in which they are located.
Highlights

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Third Quarter 2018 Compared to Third Quarter 2017:

•	2.8% growth in revenues to $34.6 million

•	Net income attributable to Whitestone REIT of $7.6 million, or $0.19 per share, versus $3.0 million, or $0.07 per share

•	2.7% growth in net operating income (“NOI”) to $23.0 million

•	G&A costs improved to 14.3% of revenue, compared to 16.6%

•	Funds From Operations (“FFO”) of $10.7 million, or $0.25 per share, compared to $10.1 million, or $0.25 per share

•	FFO Core of $12.2 million, or $0.29 per share, versus $13.1 million, or $0.33 per share

•	Annualized base rent per square foot for wholly owned properties rises to $18.97

•	Same Store NOI growth of 2.5% from the Prior Year Quarter, 2.1% in wholly owned portfolio

•	Updates 2018 full year guidance

“Whitestone remained focused on generating strong leasing and was pleased to have ended the quarter with record occupancy approaching 92% representing a 180 basis point increase in year over year occupancy,” stated Jim Mastandrea, Chairman and Chief Executive Officer of Whitestone REIT.  “With over 313,000 square feet leased in the third quarter, our leased total through September 2018 grew to a record 946,000 square feet. Additionally, we made further progress in reducing our general and administrative costs as a percentage of revenue. While we acknowledge that our FFO Core per share is down from 2017, primarily as a result of higher interest cost, we remain committed and focused on earning per share and cash flow growth as we execute on our differentiated E-Commerce Resistant business model in our efforts to grow long-term shareholder value.”
Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:

As of September 30, 2018, Whitestone wholly owned 57 Retail Community Centered PropertiesTM with 4.8 million square feet of gross leasable area ("GLA"). Whitestone’s properties are located in Austin (4), San Antonio (3), Chicago (1), Dallas-Fort Worth (7), Houston (15) and the greater Phoenix metropolitan area (27). In addition to being business friendly, the Texas and Arizona markets are among the top in the country in terms of size, economic strength and population growth. Between 2017 and 2022, all of these cities are expected to experience significant population growth, led by Austin and Dallas-Fort Worth each at +9.7%, San Antonio at +8.6%, Houston at +8.0% and Phoenix at +6.6% (1). Whitestone believes that its properties in these markets are located on the best retail corners embedded in affluent communities. The Company also owns a majority interest in and manages 14 properties containing 1.5 million square feet of GLA through its investment in Pillarstone Capital REIT Operating Partnership, L.P.
At the end of the third quarter, the Company's diversified tenant base in its wholly owned properties comprised 1,347 tenants, with the largest tenant accounting for only 3% of annualized base rental revenues.
(1) Source: Claritas, as of April 2017
Leasing Activity:

During the third quarter of 2018, the leasing team signed 116 leases totaling 313,849 square feet in new, expansion and renewal leases, compared to 92 leases totaling 275,686 square feet in the third quarter of 2017. The total lease value was $28.9 million compared to $19.2 million during the same period last year. Through September 30, 2018, leasing volume was 945,957 square feet compared to 727,223 square feet in the prior year.
The Company's total operating portfolio occupancy stood at 91.9% at quarter end, up 180 basis points from 90.1% at September 30, 2017.
Disposition Activity:

In September 2018, the Company completed the sale of its Torrey Square property, located in Houston, Texas, for $8.7 million. This disposition was pursuant to the Company’s strategy of continually upgrading the quality of its properties through acquisitions, development and redevelopment and select dispositions. The Company recorded a gain on sale of $4.4 million during the quarter.

Balance Sheet and Liquidity

Balance Sheet:

Reflecting the Company’s disposition activity and selective development and redevelopment, undepreciated real estate assets increased $2.4 million to $1.15 billion at September 30, 2018 compared to September 30, 2017.
Liquidity, Debt and Credit Facility:

As of September 30, 2018, 49 of Whitestone's 57 wholly-owned properties were unencumbered by mortgage debt, with an undepreciated cost basis of $771.9 million. The Company had total real estate debt, net of cash of $657.1 million, of which $427.1 million, or approximately 65%, was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the third quarter was 3.9% and the weighted average remaining term was 4.6 years.
At quarter end, Whitestone had $9.4 million of cash available on its balance sheet and $58.8 million of available capacity under its credit facility.

On September 19, 2018, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the fourth quarter of 2018, to be paid in three equal installments of $0.095 in October, November, and December of 2018.

Updated 2018 Guidance

The Company is updating its previously released guidance for 2018 as follows:

2018 Guidance (per diluted share)	Current	Previous
Net income attributable to Whitestone REIT	$0.37 - $0.39	$0.27 - $0.32
FFO	$0.95 - $0.97	$0.96 - $1.01
FFO Core	$1.17 - $1.19	$1.19 - $1.24

This guidance reflects the Board’s and management’s view of current and future market conditions, as well as the earnings impact of events referenced elsewhere in this release and during the Company’s conference call. This guidance does not reflect the operational or capital impact of any future unannounced acquisition or disposition activity. Please refer to the “2018 Financial Guidance” and “Reconciliation of Non-GAAP Measures - 2018 Financial Guidance” sections of the supplemental data package for the full list of guidance information.

Conference Call Information

In conjunction with the issuance of its financial results, you are invited to listen to the Company’s earnings release conference call to be broadcast live on Thursday, November 1, 2018 at 11:00 A.M. Eastern Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Toll-Free Number (for domestic participants):    (888) 394-8218
Toll Number (for international participants):     (323) 701-0225

The conference call will be recorded and a telephone replay will be available through Thursday, November 15, 2018. Replay access information is as follows:
Toll-Free Number (for domestic participants):    (844) 512-2921
Toll Number (for international participants):     (412) 317-6671
Pass Code (for all participants): 8958762

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.
The third quarter earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.
Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT

Whitestone is a community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality "e-commerce resistant" neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone's optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the communities in which they are located. Whitestone's properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest growing U.S. population centers with highly educated workforces, high household incomes and strong job growth. Visit www.whitestonereit.com for additional information.
Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue,” “goals” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.
The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its long-term goals, its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rate of return; the Company’s ability to reduce or otherwise effectively manage its general and administrative expenses; the Company’s ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; the Company’s ability to raise capital for working capital, acquisition or other uses on attractive terms or at all; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic, legislative and regulatory changes, including the impact of the Tax Cuts and Jobs Act of 2017; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission (“SEC”) from time to time.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”), FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDA: Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets, acquisition costs, and proxy contest professional fees. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Whitestone REIT Contact:
Kevin Reed, Director of Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per unit data)

	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$1,146,951	$1,149,454
Accumulated depreciation	(145,807)	(131,034)
Total real estate assets	1,001,144	1,018,420
Cash and cash equivalents	9,389	5,005
Restricted cash	91	205
Marketable securities	—	32
Investment in real estate partnership	2,770	4,095
Escrows and acquisition deposits	7,702	7,916
Accrued rents and accounts receivable, net of allowance for doubtful accounts	21,906	21,140
Unamortized lease commissions and loan costs	6,847	7,157
Prepaid expenses and other assets	10,597	6,198
Total assets	$1,060,446	$1,070,168

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$666,624	$659,068
Accounts payable and accrued expenses	32,846	35,536
Tenants' security deposits	5,920	5,694
Dividends and distributions payable	11,600	11,466
Total liabilities	716,990	711,764
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 39,772,105 and 39,221,773 issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	38	38
Additional paid-in capital	525,780	521,314
Accumulated deficit	(198,199)	(176,684)
Accumulated other comprehensive gain	7,034	2,936
Total Whitestone REIT shareholders' equity	334,653	347,604
Noncontrolling interest in subsidiary	8,803	10,800
Total equity	343,456	358,404
Total liabilities and equity	$1,060,446	$1,070,168

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Property revenues
Rental revenues	$25,256	$24,891	$74,852	$69,197
Other revenues	9,340	8,762	26,412	22,931
Total property revenues	34,596	33,653	101,264	92,128

Property expenses
Property operation and maintenance	6,374	6,104	17,920	16,973
Real estate taxes	5,253	5,181	14,395	13,588
Total property expenses	11,627	11,285	32,315	30,561

Other expenses (income)
General and administrative	4,959	5,581	17,897	17,598
Depreciation and amortization	7,483	7,247	22,100	19,936
Interest expense	6,951	6,376	20,306	17,158
Interest, dividend and other investment income	(84)	(142)	(302)	(381)
Total other expense	19,309	19,062	60,001	54,311

Income before gain (loss) on sale or disposal of properties or assets and income taxes	3,660	3,306	8,948	7,256

Provision for income taxes	(115)	(126)	(328)	(296)
Gain on sale of properties	4,380	—	4,646	16
Profit sharing expense	(73)	(63)	(276)	(228)
Loss on sale or disposal of assets	(15)	(40)	(286)	(135)

Net income	7,837	3,077	12,704	6,613

Less: Net income attributable to noncontrolling interests	193	84	326	201

Net income attributable to Whitestone REIT	$7,644	$2,993	$12,378	$6,412

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.19	$0.07	$0.31	$0.18
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.19	$0.07	$0.30	$0.17

Weighted average number of common shares outstanding:
Basic	39,327	37,992	39,200	34,406
Diluted	40,635	38,589	40,541	35,211

Distributions declared per common share / OP unit	$0.2850	$0.2850	$0.8550	$0.8550

Consolidated Statements of Comprehensive Income

Net income	$7,837	$3,077	$12,704	$6,613

Other comprehensive gain

Unrealized gain on cash flow hedging activities	605	172	4,163	124
Unrealized gain (loss) on available-for-sale marketable securities	—	(7)	18	26

Comprehensive income	8,442	3,242	16,885	6,763

Less: Net income attributable to noncontrolling interests	193	84	326	201
Less: Comprehensive gain attributable to noncontrolling interests	15	5	107	5

Comprehensive income attributable to Whitestone REIT	$8,234	$3,153	$16,452	$6,557

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended
	September 30,
	2018	2017
Cash flows from operating activities:
Net income	$12,704	$6,613
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,100	19,936
Amortization of deferred loan costs	976	953
Amortization of notes payable discount	—	447
Loss (gain) on sale of marketable securities	20	(5)
Loss (gain) on sale or disposal of assets and properties	(4,360)	119
Bad debt expense	1,123	1,442
Share-based compensation	4,894	7,347
Changes in operating assets and liabilities:
Escrows and acquisition deposits	214	(2,683)
Accrued rent and accounts receivable	(1,736)	(3,307)
Unamortized lease commissions	(1,394)	(1,837)
Prepaid expenses and other assets	618	71
Accounts payable and accrued expenses	(2,924)	(1,441)
Tenants' security deposits	226	488
Net cash provided by operating activities	32,461	28,143
Cash flows from investing activities:
Acquisitions of real estate	—	(124,557)
Additions to real estate	(11,300)	(13,499)
Proceeds from sales of properties	12,574	26
Investment in real estate partnership	843	(1,533)
Proceeds from sales of marketable securities	30	306
Net cash provided by (used in) investing activities	2,147	(139,257)
Cash flows from financing activities:
Distributions paid to common shareholders	(33,642)	(29,494)
Distributions paid to OP unit holders	(890)	(932)
Proceeds from issuance of common shares, net of offering costs	—	107,619
Payments of exchange offer costs	(128)	—
Net proceeds from credit facility	9,000	40,600
Repayments of notes payable	(2,949)	(2,788)
Payments of loan origination costs	(30)	(695)
Repurchase of common shares	(1,699)	(1,987)
Net cash provided by (used in) financing activities	(30,338)	112,323

Net increase in cash, cash equivalents and restricted cash	4,270	1,209
Cash, cash equivalents and restricted cash at beginning of period	5,210	2,988
Cash, cash equivalents and restricted cash at end of period	$9,480	$4,197

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended
	September 30,
	2018	2017
Supplemental disclosure of cash flow information:
Cash paid for interest	$19,879	$16,311
Cash paid for taxes	$392	$329
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$963	$995
Financed insurance premiums	$1,273	$1,115
Value of shares issued under dividend reinvestment plan	$101	$95
Value of common shares exchanged for OP units	$1,545	$206
Change in fair value of available-for-sale securities	$18	$26
Change in fair value of cash flow hedge	$4,163	$124
Reallocation of ownership percentage between parent and subsidiary	$24	$9

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
FFO AND FFO CORE	2018	2017	2018	2017
Net income attributable to Whitestone REIT	$7,644	$2,993	$12,378	$6,412
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	7,224	7,015	21,325	19,255
(Gain) loss on sale or disposal of assets and properties, net	(4,367)	37	(4,362)	114
Net income attributable to noncontrolling interests	193	84	326	201
FFO	10,694	10,129	29,667	25,982
Adjustments to reconcile to FFO Core:
Share-based compensation expense	1,497	2,704	4,894	7,545
Proxy contest professional fees	—	—	2,534	—
Acquisition costs	—	264	—	1,398
FFO Core	$12,191	$13,097	$37,095	$34,925

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$10,694	$10,129	$29,667	$25,982
Distributions paid on unvested restricted common shares	(117)	(148)	(225)	(344)
FFO excluding amounts attributable to unvested restricted common shares	$10,577	$9,981	$29,442	$25,638
FFO Core excluding amounts attributable to unvested restricted common shares	$12,074	$12,949	$36,870	$34,581
Denominator:
Weighted average number of total common shares - basic	39,327	37,992	39,200	34,406
Weighted average number of total noncontrolling OP units - basic	1,002	1,084	1,039	1,090
Weighted average number of total common shares and noncontrolling OP units - basic	40,329	39,076	40,239	35,496

Effect of dilutive securities:
Unvested restricted shares	1,308	597	1,341	805
Weighted average number of total common shares and noncontrolling OP units - diluted	41,637	39,673	41,580	36,301

FFO per common share and OP unit - basic	$0.26	$0.26	$0.73	$0.72
FFO per common share and OP unit - diluted	$0.25	$0.25	$0.71	$0.71

FFO Core per common share and OP unit - basic	$0.30	$0.33	$0.92	$0.97
FFO Core per common share and OP unit - diluted	$0.29	$0.33	$0.89	$0.95

(1)	Includes pro-rata share attributable to Pillarstone OP.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands, except per share and per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$7,644	$2,993	$12,378	$6,412
General and administrative expenses	4,959	5,581	17,897	17,598
Depreciation and amortization	7,483	7,247	22,100	19,936
Interest expense	6,951	6,376	20,306	17,158
Interest, dividend and other investment income	(84)	(142)	(302)	(381)
Provision for income taxes	115	126	328	296
Gain on sale of properties	(4,380)	—	(4,646)	(16)
Profit sharing expense	73	63	276	228
Loss on disposal of assets	15	40	286	135
Net income attributable to noncontrolling interests	193	84	326	201
NOI	$22,969	$22,368	$68,949	$61,567

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION

Net income attributable to Whitestone REIT	$7,644	$2,993	$12,378	$6,412
Depreciation and amortization	7,483	7,247	22,100	19,936
Interest expense	6,951	6,376	20,306	17,158
Provision for income taxes	115	126	328	296
Gain on sale of properties	(4,380)	—	(4,646)	(16)
Profit sharing expense	73	63	276	228
Loss on disposal of assets	15	40	286	135
Net income attributable to noncontrolling interests	193	84	326	201
EBITDA	$18,094	$16,929	$51,354	$44,350

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2017
Net income attributable to Whitestone REIT	$7,644	$1,710	$3,028	$1,921
Depreciation and amortization	7,483	7,396	7,221	7,304
Interest expense	6,951	6,854	6,501	6,493
Provision for income taxes	115	84	129	90
Gain on sale of properties	(4,380)	—	(266)	—
Profit sharing expense	73	81	122	50
Loss on disposal of assets	15	74	197	48
Net income attributable to noncontrolling interests	193	45	84	54
EBITDA	$18,094	$16,244	$17,016	$15,960

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended September 30,			Percent
	2018	2017	Change	Change
Same Store(1) (51 properties, exclusive of land held for development)
Property revenues
Rental revenues	$21,781	$21,413	$368	2%
Other revenues	8,395	7,946	449	6%
Total property revenues	30,176	29,359	817	3%

Property expenses
Property operation and maintenance	5,267	4,992	275	6%
Real estate taxes	4,302	4,189	113	3%
Total property expenses	9,569	9,181	388	4%

Total Same Store net operating income	20,607	20,178	429	2%

Non-Same Store(2) (2 Properties, exclusive of land held for development)
Property revenues
Rental revenues	184	262	(78)	Not meaningful
Other revenues	96	126	(30)	Not meaningful
Total property revenues	280	388	(108)	Not meaningful

Property expenses
Property operation and maintenance	(16)	119	(135)	Not meaningful
Real estate taxes	77	91	(14)	Not meaningful
Total property expenses	61	210	(149)	Not meaningful

Total Non-Same Store net operating income	219	178	41	Not meaningful

Pillarstone OP properties (14 Properties)
Property revenues
Rental revenues	3,291	3,216	75	2%
Other revenues	849	690	159	23%
Total property revenues	4,140	3,906	234	6%

Property expenses
Property operation and maintenance	1,123	993	130	13%
Real estate taxes	874	901	(27)	(3)%
Total property expenses	1,997	1,894	103	5%

Total Pillarstone OP properties net operating income	2,143	2,012	131	7%

Total property net operating income	22,969	22,368	601	3%

Less total other expenses, provision for income taxes, gain on sale of properties and gain (loss) on disposal of assets	15,132	19,291	(4,159)	(22)%

Net income	$7,837	$3,077	$4,760	155%

	Nine Months Ended September 30,			Percent
	2018	2017	Change	Change
Same Store(1) (49 properties, exclusive of land held for development)
Property revenues
Rental revenues	$54,313	$53,753	$560	1%
Other revenues	19,243	18,415	828	4%
Total property revenues	73,556	72,168	1,388	2%

Property expenses
Property operation and maintenance	12,537	12,772	(235)	(2)%
Real estate taxes	9,823	9,994	(171)	(2)%
Total property expenses	22,360	22,766	(406)	(2)%

Total Same Store net operating income	51,196	49,402	1,794	4%

Non-Same Store(2) (4 Properties, exclusive of land held for development)
Property revenues
Rental revenues	10,707	5,815	4,892	Not meaningful
Other revenues	4,946	2,570	2,376	Not meaningful
Total property revenues	15,653	8,385	7,268	Not meaningful

Property expenses
Property operation and maintenance	2,186	1,065	1,121	Not meaningful
Real estate taxes	2,375	1,426	949	Not meaningful
Total property expenses	4,561	2,491	2,070	Not meaningful

Total Non-Same Store net operating income	11,092	5,894	5,198	Not meaningful

Pillarstone OP properties (14 Properties)
Property revenues
Rental revenues	9,832	9,629	203	2%
Other revenues	2,223	1,946	277	14%
Total property revenues	12,055	11,575	480	4%

Property expenses
Property operation and maintenance	3,197	3,136	61	2%
Real estate taxes	2,197	2,168	29	1%
Total property expenses	5,394	5,304	90	2%

Total Pillarstone OP properties net operating income	6,661	6,271	390	6%

Total property net operating income	68,949	61,567	7,382	12%

Less total other expenses, provision for income taxes, gain on sale of properties and gain (loss) on disposal of assets	56,245	54,954	1,291	2%

Net income	$12,704	$6,613	$6,091	92%

(1)
We define “Same Stores” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended September 30, 2018 to the three months ended September 30, 2017, Same Stores include properties owned before July 1, 2017 and not sold before September 30, 2018. For purposes of comparing the nine months ended September 30, 2018 to the nine months ended September 30, 2017, Same Stores include properties owned before January 1, 2017 and not sold before September 30, 2018.

(2)
We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended September 30, 2018 to the three months ended September 30, 2017, Non-Same Stores include properties acquired between July 1, 2017 and September 30, 2018 and properties sold between July 1, 2017 and September 30, 2018, but not included in discontinued operations. For purposes of comparing the nine months ended September 30, 2018 to the nine months ended September 30, 2017, Non-Same Stores include properties acquired between January 1, 2017 and September 30, 2018 and properties sold between January 1, 2017 and September 30, 2018, but not included in discontinued operations.

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Other Financial Information:(1)

Tenant improvements (2)	$1,087	$690	$2,509	$2,334
Leasing commissions (2)	$838	$770	$1,782	$1,796
Maintenance capital	$1,202	$863	$3,078	$2,511
Scheduled debt principal payments	$764	$578	$1,930	$1,716
Straight line rent income	$908	$904	$1,602	$2,146
Market rent amortization income from acquired leases	$316	$279	$802	$580
Non-cash share-based compensation expense	$1,497	$2,518	$4,894	$7,359
Non-real estate depreciation and amortization	$72	$53	$208	$141
Amortization of loan fees	$332	$324	$976	$939
Acquisition costs	$—	$264	$—	$1,398
Undepreciated value of unencumbered properties	$771,699	$756,064	$771,699	$756,064
Number of unencumbered properties	52	52	52	52
Full time employees	96	109	96	109

(1)	Includes pro-rata share attributable to Pillarstone OP.

(2)	Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of September 30, 2018
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	97.7%	39,772
Operating partnership units outstanding	2.3%	929
Total	100.0%	40,701

Market price of common shares as of
September 28, 2018		$13.88

Total equity capitalization		564,930	46%

Debt Capitalization:
Outstanding debt		$668,254
Less: Cash and cash equivalents		(9,389)
Total debt capitalization		658,865	54%

Total Market Capitalization as of
September 30, 2018		$1,223,795	100%

SELECTED RATIOS:
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2017
INTEREST COVERAGE RATIO
EBITDA/Interest Expense
EBITDA	$18,094	$16,244	$17,016	$15,960

Interest expense	6,951	6,854	6,501	6,493
Less: amortization of loan fees	(323)	(326)	(327)	(330)
Interest expense, excluding amortization of loan fees	6,628	6,528	6,174	6,163

Ratio of EBITDA to interest expense	2.7	2.5	2.8	2.6

LEVERAGE RATIO
Debt/Undepreciated Book Value
Outstanding debt	$668,254	$669,279	$670,300	$660,929
Less: Cash	(9,389)	(3,125)	(6,976)	(5,005)
Outstanding debt after cash	$658,865	$666,154	$663,324	$655,924

Undepreciated real estate assets	$1,146,951	$1,149,528	$1,148,176	$1,149,454

Ratio of debt to real estate assets	57%	58%	58%	57%

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2017
Debt/EBITDA Ratio
Outstanding debt	$668,254	$669,279	$670,300	$660,929
Less: Cash	(9,389)	(3,125)	(6,976)	(5,005)
Outstanding debt after cash	658,865	666,154	663,324	655,924

EBITDA	$18,094	$16,244	$17,016	$15,960
Share based compensation	1,497	1,489	1,908	2,881
Proxy contest costs	—	1,854	680	—
Acquisition costs	—	—	—	227
EBITDA, adjusted	19,591	19,587	19,604	19,068

Impact of partial quarter acquisitions and dispositions	(210)	—	—	—

Pro forma quarterly EBITDA, adjusted	19,381	19,587	19,604	19,068

Pro forma annualized EBITDA, adjusted (1)	77,524	78,348	78,416	76,272

Ratio of debt to pro forma annualized EBITDA, adjusted	8.50	8.50	8.46	8.60

(1)	Pro forma annualized EBITDA, adjusted represents pro forma quarterly EBITDA, adjusted multiplied by four.

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	September 30, 2018	December 31, 2017
Fixed rate notes
$10.5 million, LIBOR plus 2.00% Note, due September 24, 2020 (1)	$9,560	$9,740
$50.0 million, 1.75% plus 1.35% to 1.90% Note, due October 30, 2020 (2)	50,000	50,000
$50.0 million, 1.50% plus 1.35% to 1.90% Note, due January 29, 2021 (3)	50,000	50,000
$100.0 million, 1.73% plus 1.65% to 2.25% Note, due October 30, 2022 (4)	100,000	100,000
$80.0 million, 3.72% Note, due June 1, 2027	80,000	80,000
$37.0 million 3.76% Note, due December 1, 2020 (5)	32,359	33,148
$6.5 million 3.80% Note, due January 1, 2019	5,704	5,842
$19.0 million 4.15% Note, due December 1, 2024	19,000	19,000
$20.2 million 4.28% Note, due June 6, 2023	19,089	19,360
$14.0 million 4.34% Note, due September 11, 2024	13,776	13,944
$14.3 million 4.34% Note, due September 11, 2024	14,300	14,300
$16.5 million 4.97% Note, due September 26, 2023 (5)	15,870	16,058
$15.1 million 4.99% Note, due January 6, 2024	14,700	14,865
$2.6 million 5.46% Note, due October 1, 2023	2,441	2,472
$1.3 million 3.47% Note, due November 28, 2018	255	—
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.95%, due October 30, 2019 (6)	241,200	232,200
Total notes payable principal	668,254	660,929
Less deferred financing costs, net of accumulated amortization	(1,630)	(1,861)
	$666,624	$659,068

(1)	Promissory note includes an interest rate swap that fixed the interest rate at 3.55% through September 24, 2018 and 4.85% beginning September 24, 2018 through September 24, 2020.

(2)
Promissory note includes an interest rate swap that fixed the LIBOR portion of our five-year $50 million term loan under our unsecured credit facility at 0.84% through February 3, 2017 and 1.75% beginning February 3, 2017 through October 30, 2020.

(3)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our six-year $50 million term loan under our unsecured credit facility at 1.50%.

(4)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our $100 million term loan under our unsecured credit facility at 1.73%,

(5)	Promissory notes were assumed by Pillarstone OP in December 2016.

(6)	Unsecured line of credit includes certain Pillarstone Properties.

SCHEDULE OF DEBT MATURITIES AS OF SEPTEMBER 30, 2018
(in thousands)

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2018	$777	$255	$1,032	0.2%
2019	2,632	246,857	249,489	37.2%
2020	3,056	89,031	92,087	13.8%
2021	1,918	50,000	51,918	7.8%
2022	2,007	100,000	102,007	15.3%
Thereafter	2,438	169,283	171,721	25.7%
Total	$12,828	$655,426	$668,254	100.0%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
	September 30,	September 30,	June 30,	March 31,	December 31,
Community Centered Properties®	2018	2018	2018	2018	2017
Whitestone	4,843,519	92%	91%	91%	91%
Pillarstone	1,529,861	80%	77%	78%	81%
Development, New Acquisitions (1)	—	—%	72%	71%	79%
Total	6,373,380	89%	88%	88%	88%

(1)
Includes (i) new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant development, redevelopment or re-tenanting.

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS (continued)

Tenant Name(1)	Location	Annualized Base Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues(2)	Initial Lease Date	Year Expiring
Safeway Stores Incorporated (3)	Austin, Houston and Phoenix	$2,447	3.0%	11/14/1982, 5/8/1991, 7/1/2000, 4/1/2014, 4/1/2014 and 10/19/16	2020, 2020, 2021, 2022, 2024 and 2034
Whole Foods Market	Houston	2,042	2.5%	9/3/2014	2035
Frost Bank	Houston	1,872	2.3%	7/1/2014	2024
Newmark Real Estate of Houston LLC	Houston	1,164	1.4%	10/1/2015	2026
Walgreens & Co. (4)	Houston and Phoenix	949	1.2%	11/14/1982, 11/2/1987, 8/24/1996 and 11/3/1996	2022, 2027, 2049 and 2056
Verizon Wireless (5)	Houston and Phoenix	875	1.1%	8/16/1994, 2/1/2004, 5/10/2004, 1/27/2006 and 5/1/2014	2018, 2018, 2019, 2022 and 2024
Bashas' Inc. (6)	Phoenix	823	1.0%	10/9/2004 and 4/1/2009	2024 and 2029
Dollar Tree (7)	Houston and Phoenix	677	0.8%	3/1/1998, 8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009, and 5/21/2013	2020, 2020, 2021, 2022, 2023 and 2027
Alamo Drafthouse Cinema	Austin	690	0.8%	2/1/2012	2027
Wells Fargo & Company (8)	Phoenix	552	0.7%	10/24/1996 and 4/16/1999	2022 and 2023
Kroger Co.	Dallas	483	0.6%	12/15/2000	2022
Ross Dress for Less, Inc. (9)	Phoenix and San Antonio	362	0.4%	2/11/2009 and 6/18/2012	2020, 2023
Ruth's Chris Steak House Inc.	Phoenix	466	0.6%	1/1/1991	2020
Regus Corporation	Houston	434	0.5%	5/23/14	2025
Paul's Ace Hardware	Phoenix	427	0.5%	3/1/2008	2023
		$14,263	17.4%

(1)	Excludes Pillarstone OP owned properties.

(2)	Annualized Base Rental Revenues represents the monthly base rent as of September 30, 2018 for each applicable tenant multiplied by 12.

(3)
As of September 30, 2018, we had six leases with the same tenant occupying space at properties located in Phoenix, Houston and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $997,000, which represents approximately 1.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2024, was $42,000, which represents approximately 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2021, was $344,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2020, was $321,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in November 2022, was $318,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2020, was $425,000, which represents approximately 0.5% of our total annualized base rental revenue.

(4)
As of September 30, 2018, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $189,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2022, was $181,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.4% of our total annualized rental revenue.

(5)
As of September 30, 2018, we had five leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on August 16, 1994, and is scheduled to expire in 2018, was $21,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on January 27, 2006, and is scheduled to expire in 2018, was $130,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 1, 2004, and is scheduled to expire in 2019, was $37,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 1, 2014, and is scheduled to expire in 2024, was $681,000, which represents approximately 0.8% of our total annualized rental revenue. The annualized rental revenue for the lease that commenced on May 10, 2004, and is scheduled to expire in 2022, was $6,000, which represents less than 0.1% of our total annualized base rental revenue.

(6)
As of September 30, 2018, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $119,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $704,000, which represents approximately 0.9% of our total annualized base rental revenue.

(7)
As of September 30, 2018, we had six leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on March 1, 1998, and is scheduled to expire in 2022, was $73,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2020, was $88,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2020, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2021, was $145,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 21, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $151,000, which represents approximately 0.2% of our total annualized base rental revenue.

(8)
As of September 30, 2018, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2022, was $131,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2023, was $421,000, which represents approximately 0.4% of our total annualized base rental revenue.

(9)
As of September 30, 2018, we had two leases with the same tenant occupying space at properties located in San Antonio and Phoenix. The annualized rental revenue for the lease that commenced on June 18, 2012, and is scheduled to expire in 2023, was $175,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 11, 2009, and is scheduled to expire in 2020, was $187,000, which represents approximately 0.2% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - ALL PROPERTIES

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
RENEWALS
Number of Leases	54	49	188	164
Total Square Feet (1)	117,346	140,421	479,967	432,440
Average Square Feet	2,173	2,866	2,553	2,637
Total Lease Value	$10,281,000	$9,534,000	$34,241,000	$25,210,000
NEW LEASES
Number of Leases	62	43	151	108
Total Square Feet (1)	196,503	135,265	465,990	294,783
Average Square Feet	3,169	3,146	3,086	2,729
Total Lease Value	$18,578,000	$9,618,000	$44,654,000	$31,234,000
TOTAL LEASES
Number of Leases	116	92	339	272
Total Square Feet (1)	313,849	275,686	945,957	727,223
Average Square Feet	2,706	2,997	2,790	2,674
Total Lease Value	$28,859,000	$19,152,000	$78,895,000	$56,444,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - WHITESTONE REIT ONLY

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
RENEWALS
Number of Leases	36	36	130	116
Total Square Feet (1)	85,343	107,913	314,234	283,530
Average Square Feet	2,371	2,998	2,417	2,444
Total Lease Value	$9,378,000	$8,494,000	$29,219,000	$21,133,000
NEW LEASES
Number of Leases	39	31	103	81
Total Square Feet (1)	85,601	93,549	266,967	210,361
Average Square Feet	2,195	3,018	2,592	2,597
Total Lease Value	$14,403,000	$7,844,000	$35,784,000	$26,824,000
TOTAL LEASES
Number of Leases	75	67	233	197
Total Square Feet (1)	170,944	201,462	581,201	493,891
Average Square Feet	2,279	3,007	2,494	2,507
Total Lease Value	$23,781,000	$16,338,000	$65,003,000	$47,957,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - WHITESTONE REIT ONLY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
3rd Quarter 2018	48	$12,293,596	106,582	4.8	$730,548	$6.85	$22.48	$21.86	$66,514	2.9%	$337,129	15.5%
2nd Quarter 2018	44	6,742,884	101,947	3.5	160,900	1.58	16.18	15.86	32,477	2.0%	130,890	8.3%
1st Quarter 2018	72	17,429,259	163,855	5.3	876,180	5.35	20.36	19.39	160,056	5.0%	411,153	13.4%
4th Quarter 2017	41	5,888,396	94,707	3.4	260,575	2.75	17.76	18.46	(66,019)	(3.8)%	69,983	4.2%
Total - 12 months	205	$42,354,135	467,091	4.4	$2,028,203	$4.34	$19.41	$18.99	$193,028	2.2%	$949,155	11.2%

Comparable New Leases:
3rd Quarter 2018	12	$2,915,358	21,239	5.1	$218,481	$10.29	$24.81	$29.56	$(100,996)	(16.1)%	$1,686	0.3%
2nd Quarter 2018	9	2,276,805	19,045	5.3	80,156	4.21	18.95	18.15	15,162	4.4%	40,356	12.2%
1st Quarter 2018	13	2,054,761	17,866	4.7	171,227	9.58	24.77	23.29	26,477	6.4%	46,624	12.1%
4th Quarter 2017	6	571,405	7,812	4.1	102,064	13.07	18.01	16.56	11,375	8.8%	11,509	9.4%
Total - 12 months	40	$7,818,329	65,962	4.9	$571,928	$8.67	$22.30	$23.03	$(47,982)	(3.2)%	$100,175	7.3%

Comparable Renewal Leases:
3rd Quarter 2018	36	$9,378,238	85,343	4.7	$512,067	$6.00	$21.91	$19.94	$167,510	9.9%	$335,443	20.3%
2nd Quarter 2018	35	4,466,079	82,902	3.1	80,744	0.97	15.54	15.33	17,315	1.4%	90,534	7.3%
1st Quarter 2018	59	15,374,498	145,989	5.3	704,953	4.83	19.82	18.91	133,579	4.8%	364,529	13.6%
4th Quarter 2017	35	5,316,991	86,895	3.3	158,511	1.82	17.74	18.63	(77,394)	(4.8)%	58,474	3.8%
Total - 12 months	165	$34,535,806	401,129	4.3	$1,456,275	$3.63	$18.93	$18.33	$241,010	3.3%	$848,980	11.9%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - WHITESTONE REIT ONLY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
3rd Quarter 2018	75	$23,780,866	170,944	5.2	$2,520,155	$14.74	$22.66
2nd Quarter 2018	65	16,679,049	179,274	4.7	625,455	3.49	16.51
1st Quarter 2018	93	24,542,944	230,983	5.3	1,498,304	6.49	19.29
4th Quarter 2017	53	10,969,822	144,267	5.4	1,154,433	8.00	16.36
Total - 12 months	286	$75,972,681	725,468	5.2	$5,798,347	$7.99	$18.82

New
3rd Quarter 2018	39	$14,402,628	85,601	5.7	$2,008,088	$23.46	$23.41
2nd Quarter 2018	30	12,212,970	96,372	6.2	544,711	5.65	17.35
1st Quarter 2018	34	9,168,446	84,994	5.4	793,351	9.33	18.38
4th Quarter 2017	16	5,066,334	50,746	8.9	864,662	17.04	13.18
Total - 12 months	119	$40,850,378	317,713	6.3	$4,210,812	$13.25	$18.59

Renewal
3rd Quarter 2018	36	$9,378,238	85,343	4.7	$512,067	$6.00	$21.91
2nd Quarter 2018	35	4,466,079	82,902	3.1	80,744	0.97	15.54
1st Quarter 2018	59	15,374,498	145,989	5.3	704,953	4.83	19.82
4th Quarter 2017	37	5,903,488	93,521	3.5	289,771	3.10	18.09
Total - 12 months	167	$35,122,303	407,755	4.3	$1,587,535	$3.89	$18.99

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.

(3)	Estimated amount per signed lease. Actual cost of construction may vary.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS - ALL PROPERTIES(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of September 30, 2018
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2018	228	435,958	6.8%	$5,943	6.2%	$13.63
2019	352	819,321	12.9%	14,364	15.1%	17.53
2020	286	1,045,633	16.4%	15,956	16.8%	15.26
2021	244	686,472	10.8%	11,780	12.4%	17.16
2022	192	770,887	12.1%	12,623	13.3%	16.37
2023	169	568,268	8.9%	9,429	9.9%	16.59
2024	65	470,522	7.4%	7,631	8.0%	16.22
2025	46	180,240	2.8%	3,505	3.7%	19.45
2026	26	175,134	2.7%	3,275	3.4%	18.70
2027	30	191,751	3.0%	3,862	4.1%	20.14
Total	1,638	5,344,186	83.8%	$88,368	92.9%	$16.54

(1)	Lease expirations table reflects rents in place as of September 30, 2018, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of September 30, 2018 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS - WHITESTONE REIT ONLY(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of September 30, 2018
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2018	165	242,980	3.8%	$4,041	4.9%	$16.63
2019	272	545,270	8.6%	11,606	14.2%	21.28
2020	214	789,769	12.4%	13,302	16.2%	16.84
2021	189	499,009	7.8%	9,644	11.8%	19.33
2022	161	660,332	10.4%	11,322	13.8%	17.15
2023	144	450,215	7.1%	8,122	9.9%	18.04
2024	60	443,670	7.0%	7,146	8.7%	16.11
2025	40	150,263	2.4%	3,178	3.9%	21.15
2026	25	170,439	2.7%	3,275	4.0%	19.22
2027	26	173,391	2.7%	3,448	4.2%	19.89
Total	1,296	4,125,338	64.9%	$75,084	91.6%	$18.20

(1)	Lease expirations table reflects rents in place as of September 30, 2018, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of September 30, 2018 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries 2018 FINANCIAL GUIDANCE (all amounts in thousands, except shares, per share numbers and percentages)

	Projected Range
	As of March 1, 2018		As of October 31, 2018
	Low	High	Low	High
Net income attributable to Whitestone REIT per common share and OP unit - diluted	$0.27	$0.32	$0.37	$0.39
FFO per common share and OP unit - diluted	$0.96	$1.01	$0.95	$0.97
FFO Core per common share and OP unit - diluted	$1.19	$1.24	$1.17	$1.19

Operating Assumptions
Property Dispositions	-	-	$13 Million	$46 Million

Same Store NOI growth - wholly owned properties	2.5%	3.7%	3.0%	3.5%
Same Store NOI growth - Pillarstone OP	(2.0)%	2.0%	5.4%	6.2%
Same Store NOI growth - all properties	2.0%	3.5%	3.3%	3.8%

Ending occupancy - wholly owned properties	90.5%	91.5%	91.5%	92.5%
Ending occupancy - Pillarstone OP	80.5%	81.5%	79.0%	80.0%
Ending occupancy - all properties	88.2%	89.2%	88.5%	89.5%

General and administrative expense (excluding acquisition and proxy contest costs) as a % of total property revenue	16.3%	15.5%	16.0%	15.0%

Proxy contest professional fees	-	-	$2.5 Million	$2.5 Million

Net debt to adjusted EBITDA - Year End	8.40X	8.20X	8.50X	8.30X
Average interest rate on all debt-Year End	4.1%	4.1%	4.3%	4.3%
Weighted average shares and OP units	41,672	41,672	41,600	41,600

Note: Guidance reflects the Board's and management’s view of current and future market conditions, as well as the earnings impact of events referenced in our earnings release and supplemental data package. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Estimates involve numerous assumptions such as rental income, interest rates, tenant default, occupancy rates, expenses, the consolidation of the Company's non-wholly owned portfolio of non-retail assets and numerous other factors, and excludes potential future acquisitions and dispositions, acquisition and disposition transaction income and expenses and professional service fees. Not all of the factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated. We will update our guidance, on a quarterly basis, or more often as needed, reflecting the impact of acquisition volume and other factors.

RECONCILIATION OF NON-GAAP MEASURES - 2018 FINANCIAL GUIDANCE (per diluted common share and OP unit)
	Projected Range
	As of March 1, 2018		As of October 31, 2018
Guidance:	Low	High	Low	High
Net income attributable to Whitestone REIT	$0.27	$0.32	$0.37	$0.39

Adjustments to reconcile net income to FFO(1):
Depreciation expense, amortization, gain on disposal of assets	0.68	0.68	0.57	0.57
Net income attributable to noncontrolling interests	0.01	0.01	0.01	0.01
FFO	$0.96	$1.01	$0.95	$0.97

Adjustments to reconcile FFO to FFO Core:
Proxy contest professional fees	—	—	0.06	0.06
Acquisition pursuit and transaction costs	0.02	0.02	—	—
Share based compensation expense	0.21	0.21	0.16	0.16
FFO Core	$1.19	$1.24	$1.17	$1.19

(1)	Includes pro-rata share attributable to Pillarstone OP.

Note: Estimates involve numerous assumptions such as rental income, interest rates, tenant default, occupancy rates, expenses, the consolidation of the Company's non-wholly owned portfolio of non-retail assets and numerous other factors, and excludes potential future acquisitions and dispositions, acquisition and disposition transaction income and expenses and professional service fees. Not all of the factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated. The above range represents managements estimate of results based upon these assumptions as of the date of this press release.

Whitestone REIT and Subsidiaries Property Details As of September 30, 2018

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 9/30/2018	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	86%	$735	$11.76	$12.76
Anthem Marketplace	Phoenix	2000	113,293	96%	1,698	15.61	15.52
Bissonnet Beltway	Houston	1978	29,205	80%	309	13.23	13.78
BLVD Place	Houston	2014	216,944	99%	8,127	37.84	43.52
The Citadel	Phoenix	2013	28,547	92%	482	18.35	16.11
City View Village	San Antonio	2005	17,870	100%	485	27.14	27.53
Davenport Village	Austin	1999	128,934	100%	3,329	25.82	25.12
Desert Canyon	Phoenix	2000	62,533	87%	781	14.36	14.78
Eldorado Plaza	Dallas	2004	221,577	98%	3,138	14.45	15.27
Fountain Hills	Phoenix	2009	111,289	86%	1,623	16.96	17.10
Fountain Square	Phoenix	1986	118,209	88%	1,838	17.67	16.94
Fulton Ranch Towne Center	Phoenix	2005	120,575	87%	1,812	17.27	18.29
Gilbert Tuscany Village	Phoenix	2009	49,415	100%	951	19.25	18.76
Gilbert Tuscany Village Hard Corner	Phoenix	2009	14,603	100%	124	8.49	8.97
Heritage Trace Plaza	Dallas	2006	70,431	96%	1,477	21.84	22.23
Headquarters Village	Dallas	2009	89,134	83%	2,125	28.72	31.71
Keller Place	Dallas	2001	93,541	98%	1,091	11.90	12.01
Kempwood Plaza	Houston	1974	93,161	83%	942	12.18	12.78
La Mirada	Phoenix	1997	147,209	81%	2,492	20.90	21.45
Lion Square	Houston	2014	117,592	100%	1,535	13.05	12.91
The Marketplace at Central	Phoenix	2012	111,130	99%	999	9.08	8.65
Market Street at DC Ranch	Phoenix	2003	242,459	94%	4,202	18.44	18.81
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	87%	1,479	14.32	16.00
Paradise Plaza	Phoenix	1983	125,898	87%	1,535	14.01	13.96
Parkside Village North	Austin	2005	27,045	100%	824	30.47	30.25
Parkside Village South	Austin	2012	90,101	100%	2,336	25.93	26.13
Pima Norte	Phoenix	2007	35,110	68%	424	17.76	19.02
Pinnacle of Scottsdale	Phoenix	1991	113,108	100%	2,247	19.87	20.74
Pinnacle Phase II	Phoenix	2017	27,063	91%	648	26.31	26.03
The Promenade at Fulton Ranch	Phoenix	2007	98,792	87%	1,131	13.16	14.94
Providence	Houston	1980	90,327	99%	723	8.09	8.54
Quinlan Crossing	Austin	2012	109,892	96%	2,185	20.71	25.45
Seville	Phoenix	1990	90,042	72%	2,224	34.30	34.64
Shaver	Houston	1978	21,926	100%	309	14.09	14.05
Shops at Pecos Ranch	Phoenix	2009	78,767	80%	1,680	26.66	26.34
Shops at Starwood	Dallas	2006	55,385	92%	1,444	28.34	29.69
The Shops at Williams Trace	Houston	1985	132,991	96%	1,839	14.40	15.29
South Richey	Houston	1980	69,928	97%	700	10.32	10.69
Spoerlein Commons	Chicago	1987	41,455	73%	616	20.36	22.17
Starwood Phase II	Dallas	2016	35,351	72%	830	32.61	37.25
The Strand at Huebner Oaks	San Antonio	2000	73,920	100%	1,528	20.67	21.46
SugarPark Plaza	Houston	1974	95,032	100%	1,066	11.22	12.64
Sunridge	Houston	1979	49,359	83%	529	12.91	12.50
Sunset at Pinnacle Peak	Phoenix	2000	41,530	75%	598	19.20	18.72
Terravita Marketplace	Phoenix	1997	102,733	95%	1,413	14.48	14.62
Town Park	Houston	1978	43,526	100%	898	20.63	21.60
Village Square at Dana Park	Phoenix	2009	310,979	90%	5,670	20.26	20.17
Westchase	Houston	1978	50,332	86%	580	13.40	14.58
Williams Trace Plaza	Houston	1983	129,222	95%	1,787	14.56	14.88
Windsor Park	San Antonio	2012	196,458	97%	1,876	9.84	9.91
Woodlake Plaza	Houston	1974	106,169	86%	1,473	16.13	15.91
Total/Weighted Average - Whitestone Properties			4,831,472	92%	80,887	18.20	18.97

Pillarstone Properties:
9101 LBJ Freeway	Dallas	1985	125,874	72%	$1,155	$12.74	$12.69
Corporate Park Northwest	Houston	1981	174,359	76%	1,593	12.02	12.15
Corporate Park West	Houston	1999	175,665	82%	1,501	10.42	11.30
Corporate Park Woodland	Houston	2000	99,937	76%	874	11.51	11.39
Corporate Park Woodland II	Houston	2000	14,344	100%	232	16.17	16.38
Dairy Ashford	Houston	1981	42,902	62%	196	7.37	7.14
Holly Hall Industrial Park	Houston	1980	90,000	67%	544	9.02	8.39
Holly Knight	Houston	1984	20,015	100%	376	18.79	18.49
Interstate 10 Warehouse	Houston	1980	151,000	85%	630	4.91	4.86
Main Park	Houston	1982	113,410	86%	677	6.94	8.02
Plaza Park	Houston	1982	105,530	68%	562	7.83	8.50
Uptown Tower	Dallas	1982	253,981	81%	3,530	17.16	17.90
Westbelt Plaza	Houston	1978	65,619	86%	623	11.04	9.62
Westgate Service Center	Houston	1984	97,225	100%	789	8.12	7.97
Total/Weighted Average - Pillarstone Properties			1,529,861	80%	13,282	10.85	11.09

Land Held for Development:
Anthem Marketplace	Phoenix	N/A	—	—	$—	$—	$—
BLVD Phase II-B	Houston	N/A	—	—	—	—	—
Dana Park Development	Phoenix	N/A	—	—	—	—	—
Eldorado Plaza Development	Dallas	N/A	—	—	—	—	—
Fountain Hills	Phoenix	N/A	—	—	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—	—	—	—
Total/Weighted Average - Land Held For Development (5)			—	—	—	—	—

Grand Total/Weighted Average			6,361,333	89%	$94,169	$16.63	$17.29

(1)
Calculated as the tenant's actual September 30, 2018 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of September 30, 2018. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of September 30, 2018 equaled approximately $389,000 for the month ended September 30, 2018.

(2)	Calculated as annualized base rent divided by gross leasable area leased as of September 30, 2018. Excludes vacant space as of September 30, 2018.

(3)
Represents (i) the contractual base rent for leases in place as of September 30, 2018, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortized free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases as of September 30, 2018.

(4)	As of September 30, 2018, these parcels of land were held for development and, therefore, had no gross leasable area.

Creating Communities in Our Properties™
www.whitestonereit.com

AUSTIN Davenport Village • Quinlan Crossing • Parkside Village North • Parkside Village South

DALLAS Eldorado • Heritage Trace Plaza • Shops at Starwood • Headquarters Village • Keller Place

HOUSTON BLVD Place • Williams Trace Plaza • The Shops at Williams Trace • South Richey • Shaver Street Center • Bissonnet Beltway Plaza • Westchase Plaza • Sunridge Center • Town Park Plaza • Providence Plaza • Sugar Park Plaza • Kempwood Plaza • Lion Square • Woodlake Plaza

PHOENIX Fulton Ranch Towne Center • Promenade at Fulton Ranch • Gilbert Tuscany Village • Ahwatukee Plaza • Pinnacle of Scottsdale • Sunset at Pinnacle Peak • Village Square at Dana Park • Fountain Square • Shops at Pecos Ranch • Mercado at Scottsdale Ranch • Pima Norte • The Citadel • Marketplace at Central • Desert Canyon • Terravita Marketplace • Paradise Plaza • Anthem Marketplace • Fountain Hills Plaza • Market Street at DC Ranch • La Mirada Center • Scottsdale Seville • SAN ANTONIO City View Village • The Strand at Huebner Oaks • Windsor Park Centre • CHICAGO Spoerlein Commons

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Houston Corporate Headquarters: 2600 South Gessner Road, Suite 500, Houston, TX 77063 | Toll Free 866.789.7348
Arizona Regional Office: 20789 North Pima Road, Suite 210, Scottsdale, AZ 85255 | Phone 480.584.6181
Dallas Division Office: 4144 North Central Expressway, Suite 610, Dallas, TX 75204 | Phone 214.824.7888
Austin Division Office: 3801 North Capital of Texas Highway, Suite E-205, Austin, TX 78746 | Phone 512.992.1507
San Antonio Division Office: 11225 Huebner Road, San Antonio, TX 78230 | Phone 210.437.3037